                                                                    Exhibit 99.2
[COMTEX NEWS NETWORK LOGO]

                                                        RELEASE: IMMEDIATE
                                                        FOR: COMTEX NEWS NETWORK
                                                               (Symbol:  CMTX)

CONTACT:          Amber Gordon
                  agordon@comtex.com
                  703.797.8011

                 COMTEX NAMES CHIP BRIAN CHIEF EXECUTIVE OFFICER

NEW YORK, NY, November 13, 2006 - COMTEX NEWS NETWORK, INC., (OTC BB: CMTX), a leading provider of economically useful electronic real-time news, content and market trend products, today announced that Comtex's President, Chip Brian, has been named to the additional position of Chief Executive Officer.

        "Chip Brian has led the revitalization of Comtex since joining us in 2004, and then taking the reins as President and Chief Operating Officer in 2005," said C.W. Gilluly, Ed.D., Comtex's Chairman, who has served as Interim CEO since 2004. "Chip has significantly strengthened the company's product base and financial structure, while directing the development of innovative new products key to our future. The Board of Directors joins me in commending Chip for his vision, energy, skills and expertise in leading Comtex forward," concluded Dr. Gilluly.

        Chip Brian stated, "I am honored to accept the responsibility of serving as Comtex's CEO, and I am committed to making Comtex an enduring leader and innovator within the financial news and information marketplace. I look forward to working with the Board of Directors, and to leading Comtex's senior management team in our collective quest to strengthen the Comtex brand and develop new products and services that enhance the value of our company."

        Mr. Brian has extensive experience in providing operating management and technology solutions to companies in the financial services industry. Prior to joining Comtex in 2004, Mr. Brian held a product operations management position with Nyfix Incorporated, where his team provided "first-line, high-exposure" support to technicians and the broker community on the floor of the New York Stock Exchange. From 2000 until 2003, Mr. Brian was the Manager, Trading Support Operations for the BNY Brokerage division of The Bank of New York. Previously, Mr. Brian held technology management and support positions with HotJobs.com, a Yahoo company, Fluxmedia Solutions, and Hudson Asset Management, a New York based hedge fund manager.

        Mr. Brian, 36, holds a B.A. degree from Duke University and lives in New York City.


                                                                        MORE ...

Comtex Names Chip Brian CEO                                             Page Two
November 13, 2006


ABOUT COMTEX
Comtex (WWW.COMTEX.COM) provides real-time news, COMTEX SMARTREND(R) ALERTS and economically useful information. Comtex customers receive select content from key sources which is further enhanced with stock tickers and an extended lexicon of relevant terms. With a specialization in the financial news and content marketplace, Comtex receives, enhances, combines and filters news and content received from national and international news bureaus, agencies and publications, and distributes more than one million total stories per day. Comtex's state-of-the-art technology delivers this RELEVANT content and RELIABLE service in REAL-TIME. Comtex also provides a SMARTREND ALERT product to consumers, CSTA(R)Direct (WWW.CSTADIRECT.COM), and has offices in New York City and Alexandria, Virginia.

SMARTREND(R) AND CSTA(R) ARE REGISTERED TRADEMARKS OF COMTEX NEWS NETWORK, INC.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including the occurrence of unanticipated events or circumstances relating to the fact that Comtex is in a highly competitive industry subject to rapid technological, product and price changes. Other factors include the possibility that demand for the Company's products may not occur or continue at sufficient levels, changing global economic and competitive conditions, technological risks and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Comtex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                      # # #